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                                                                    EXHIBIT 10.2

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                             SUNTERRA FINANCE L.L.C.

                                    COMPANY,

                             SIGNATURE RESORTS, INC.

                                    SERVICER

                                       AND

                              LASALLE NATIONAL BANK

                          TRUSTEE AND BACK-UP SERVICER





                          -----------------------------

                               SERVICING AGREEMENT
                          -----------------------------



                             DATED AS OF MAY 1, 1998


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                                TABLE OF CONTENTS

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PRELIMINARY STATEMENT.............................................................................................1


ARTICLE I. DEFINITIONS............................................................................................1

             1.1. Defined Terms...................................................................................1

ARTICLE II. ADMINISTRATION AND SERVICING OF MORTGAGE LOANS........................................................1

             2.1. Appointment of the Servicer.....................................................................1
             2.2. Subservicing Agreements.........................................................................2
             2.3. Servicer to Collect Payments....................................................................2
             2.4. Servicing and Collection Responsibilities.......................................................3
             2.5. Remittance of Funds to Lock-Box Accounts and Collection Account.................................4
             2.6. Advances........................................................................................5
             2.7. Liquidations....................................................................................5
             2.8. Realization upon Liquidated Mortgage Loans......................................................5
             2.9. Modifications...................................................................................7
             2.10. Assumptions....................................................................................7
             2.11. Records........................................................................................7
             2.12. Indemnification; Third Party Claim.............................................................7
             2.13. Fidelity Bond and Errors and Omissions Insurance; Hazard Insurance.............................8
             2.14. Servicing Compensation and Trustee Expenses....................................................9
             2.15. No Offset......................................................................................9

ARTICLE III. ACCOUNTINGS; STATEMENTS AND REPORTS..................................................................9

             3.1. Monthly Servicer Report.........................................................................9
             3.2. Certification as to Compliance; Notice of Default...............................................9
             3.3. Annual Accountants' Reports....................................................................10
             3.4. Financial and Business Information.............................................................10

ARTICLE IV. THE SERVICER AND BACK-UP SERVICER....................................................................12

             4.1. Representations, Warranties and Certain Covenants of the Servicer..............................12
             4.2. Corporate Existence; Status as Servicer; Merger................................................15
             4.3. Performance of Obligations.....................................................................15
             4.4. The Servicer's Resignation.....................................................................15
             4.5. Liability of the Servicer......................................................................16
             4.6. Representations and Warranties of the Back-up Servicer.........................................16
             4.7. Performance of Back-up Servicer's Duties.......................................................17
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ARTICLE V. DEFAULT ..............................................................................................17

             5.1. Events of Default..............................................................................17
             5.2. Trustee to Act as Back-up Servicer; Appointment of Successor; Limitations on Liability.........19
             5.3. Notification to Noteholders and DCR............................................................20
             5.4. No Effect on Other Parties.....................................................................20
             5.5. Rights Cumulative..............................................................................21
             5.6. Directions by Noteholders and Duties of Trustee During Servicing Event of Default..............21

ARTICLE VI. MISCELLANEOUS PROVISIONS.............................................................................21

             6.1. Effectiveness and Termination of Agreement.....................................................21
             6.2. Amendments.....................................................................................22
             6.3. Governing Law..................................................................................22
             6.4. Notices........................................................................................23
             6.5. Severability of Provisions.....................................................................24
             6.6. Inspection and Audit Rights....................................................................24
             6.7. Binding Effect.................................................................................24
             6.8. Article Headings...............................................................................25
             6.9. Legal Holidays.................................................................................25
             6.10. Counterparts..................................................................................25

EXHIBIT A Form of Servicer Report...............................................................................A-1

APPENDIX A   Standard Definitions

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                  THIS SERVICING AGREEMENT, dated as of May 1, 1998, is entered into by and among Sunterra Finance L.L.C., a Georgia limited liability company (the "Company"), Signature Resorts, Inc., a Maryland corporation, for itself and as the Servicer hereunder (the "Servicer"), and LaSalle National Bank, a nationally chartered bank, as trustee (the "Trustee") under the Indenture and as back-up servicer (the "Back-up Servicer") hereunder.

                              PRELIMINARY STATEMENT

                  The Company has entered into an Indenture, dated as of the date hereof (the "Indenture"), with the Trustee pursuant to which the Company intends to issue three separate classes of Signature Resorts Vacation Ownership Receivables-Backed Notes 1998-A.

                  The Company and the Sellers contemporaneously herewith are entering into the Sale Agreement providing for, among other things, the sale, assignment and contribution by the Sellers and the purchase by the Company of certain Mortgage Loans. Pursuant to the Indenture, the Company will grant to the Trustee a lien upon and a security interest in all Mortgage Loans now owned or hereafter acquired pursuant to the Sale Agreements by the Company for the benefit of the Holders from time to time of the Notes. As a precondition to the effectiveness of such Sale Agreements, the Sale Agreements require that the Servicer and the Company enter into this Servicing Agreement to provide for the servicing of the Mortgage Loans. In order further to secure the Notes, the Company is granting to the Trustee a lien upon and a security interest in, among other things, the Company's rights derived under this Servicing Agreement and the Sale Agreements, and the Servicer agrees that all covenants and agreements made by the Servicer herein with respect to the Mortgage Loans and other collateral shall also be for the benefit and security of the Trustee and all Holders from time to time of the Notes. For its services hereunder the Servicer is to receive a Servicing Fee as set forth in Section 2.14 with respect to the Mortgage Loans serviced hereunder.

                                   ARTICLE I.
                                   DEFINITIONS

                  1.1. Defined Terms. Except as otherwise specified or as the context may otherwise require, the capitalized terms used in this Servicing Agreement shall have the respective meanings specified in the Standard Definitions set forth as Appendix A hereto, which is incorporated herein by this reference. The definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

                                   ARTICLE II.
                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

                  2.1. Appointment of the Servicer. The Servicer shall service and administer the Mortgage Loans and perform all of its duties hereunder in accordance with applicable law, the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in



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accordance with customary and usual procedures employed by institutions servicing mortgage loans secured by vacation ownership intervals, which institutions are considered prudent by the Servicer, and in accordance with the Servicer's own past practices, or if a higher standard, the highest degree of skill and attention that the Servicer exercises with respect to comparable mortgage loans secured by vacation ownership intervals that the Servicer services for itself.

                   2.2  Subservicing Agreements.

                  (a) The Servicer may enter into one or more Subservicing Agreements with a Subservicer to assist the Servicer in the performance of its duties under this Servicing Agreement; provided, however, the Servicer shall not delegate to a Subservicer any duties related to (i) directing the Trustee with respect to the allocation of any funds received with respect to the Mortgage Loans and (ii) any duties related to Mortgage Loans with respect to which Monthly P&I is 120 or more days past due (including any duties related to foreclosure proceedings or similar matters). References in this Servicing Agreement to actions taken or to be taken by the Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Servicer. Any Subservicing Agreement will be upon such terms and conditions as the Servicer may reasonably agree and as are not inconsistent with this Servicing Agreement. Except as provided in Section 5.2(c), the Servicer shall be solely responsible for any subservicing fees.

                  (b) The Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement; provided, however, that in the event of the termination of any Subservicing Agreement by the Servicer or the related Subservicer, the Servicer shall either act directly as Servicer in accordance with its duties hereunder or shall enter into a Subservicing Agreement with a successor subservicer.

                  (c) Notwithstanding any Subservicing Agreement, or any of the provisions of this Servicing Agreement other than Section 5.2(c) relating to agreements or arrangements between the Servicer and a Subservicer, the Servicer shall remain obligated and liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Servicing Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreement and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans.

                   2.3  Servicer to Collect Payments.

                  (a) Prior to the Closing Date, the Servicer shall open and maintain at one or more depository institutions, accounts which shall be Eligible Accounts (the "Lock-Box Accounts") and provide the Trustee with the name and location thereof. The Servicer may substitute a Lock-Box Bank for another bank, but only (i) upon ten days' prior written notice from the Servicer to the Trustee and (ii) so long as no Servicer Event of Default shall have occurred and be continuing. Such notice shall state the name and address of the proposed new Lock-Box Bank and shall identify the related Lock-Box Account.



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                  (b) The Servicer shall use its best efforts to cause each
Mortgagor to timely make all payments (other than ACH Payments) in respect of his or her Mortgage Loan to the applicable Lock-Box Account. Any such payments received by the Servicer shall be deposited in the Collection Account no later than one Business Day following its receipt. ACH Payments shall be deposited in the Collection Account no later than one Business Day following receipt thereof.

                  (c) All interest earned on funds received with respect to Mortgage Loans and deposited in the Lock-Box Accounts shall be deposited in the Collection Account within one Business Day after receipt thereof.

                  (d) The Trustee shall review each Servicer Report and determine whether such Servicer Report contains information in the stated categories or fields, but shall not be obligated to make any further examination thereof, and shall have no other duty to supervise the Servicer and the Trustee shall not be responsible for the actions and omissions of the Servicer. In the event the Trustee determines that a Servicer Report is incomplete, the Trustee shall promptly notify the Servicer and the Servicer shall, promptly upon receiving such notice, complete such Servicer Report.

                  2.4 Servicing and Collection Responsibilities. In addition to any other customary services which the Servicer may perform, the Servicer shall perform the following servicing and collection activities:

                  (a) perform standard accounting services and general record keeping services with respect to the Mortgage Loans;

                  (b) respond to any telephone or written inquiries of Mortgagors concerning the Mortgage Loans;

                  (c) keep Mortgagors informed of the proper place and method for making payments with respect to the Mortgage Loans;

                  (d) contact Mortgagors to effect collection and to discourage delinquencies in the payment of Mortgage Loans, doing so by any lawful means, including, but not limited to, the following:

                           (i) mailing of routine past due notices;

                           (ii) preparing and mailing collection letters;

                           (iii) contacting delinquent Mortgagors by telephone
                  to encourage payment;

                           (iv) mailing of reminder notices to delinquent
                  Mortgagors; and



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                           (v) initiating and pursuing termination or
                  foreclosure actions deemed necessary by the Servicer;

                  (e) report tax information to Mortgagors as required by law;
and

                  (f) take such other action as may be necessary or appropriate in the discretion of the Servicer for the purpose of collecting and transferring to the Collection Account all payments received in respect of Mortgage Loans (except as otherwise expressly provided herein), and to carry out the duties and obligations imposed upon the Servicer pursuant to the terms of this Section, provided, however, that the Servicer may, in its discretion, waive any Late Fees in connection with delinquent payments on a Mortgage Loan.

                  2.5 Remittance of Funds to Lock-Box Accounts and Collection Account.

                  (a) On each Business Day, the Servicer shall deposit or cause to be deposited into the Lock-Box Accounts Monthly P&I collected after the Cut-off Date.

                  (b) Subject to Section 2.5(c), the Servicer shall:

                           (1) remit, by any commercially acceptable method, to the appropriate party the portion of any payments by or on behalf of a Mortgagor with respect to a Mortgage Loan representing Insurance Proceeds to be applied to the repair or restoration of a Mortgaged Property, Miscellaneous Payments, Late Fees and Maintenance Fees, it being understood that such Insurance Proceeds, Miscellaneous Payments, Late Fees and Maintenance Fees (i) need not be deposited in the Lock-Box Accounts, and may be retained by the Servicer in one or more segregated accounts, which shall be Eligible Accounts or applied on behalf of Mortgagors, as the case may be, and (ii) will not be distributed pursuant to Section 13.1 of the Indenture or otherwise paid under any of the Notes issued pursuant to the Indenture; and

                           (2) not later than the Business Day following the date of receipt by the Servicer of any payment by or on behalf of a Mortgagor with respect to a Mortgage Loan, remit into the Collection Account all payments received from or on behalf of Mortgagors less Insurance Proceeds to be applied to the repair or restoration of a Mortgaged Property and amounts described in subclause (b)(1) above, and any Prepayments, Upgrade Prepayments and Net Liquidation Proceeds.

                  (c) To the extent that the Servicer determines that during any Collection Period any Miscellaneous Payments, Late Fees, Maintenance Fees, charges for checks returned for insufficient funds, amounts deposited in a Lock-Box Account or the Collection Account in error or other amounts not constituting a portion of the related Collection Account Amount have been deposited in a Lock-Box Account or the Collection Account, the Servicer may withdraw such amounts from the related Lock-Box Account or, if applicable, request the Trustee to withdraw such amounts from the Collection Account and remit them to the Servicer for application in accordance with the Servicer's normal servicing procedures. Upon receipt of a



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request from the Servicer, the Trustee shall withdraw the appropriate amount from the Collection Account and remit such amount to the Servicer.

                  (d) In the event that the Company, the Trustee or the Servicer shall have received any Insurance Proceeds, to the extent such Insurance Proceeds are not used to rebuild or repair the related Mortgaged Property, the Company, the Trustee or the Servicer, as applicable, shall promptly deposit such Insurance Proceeds into the Collection Account.

                  (e) No later than the Business Day after deposit in the Lock-Box Accounts, the Servicer shall transfer all available funds related to the Mortgage Loans from the Lock-Box Accounts to the Collection Account.

                  2.6 Advances. On the second Business Day preceding each Distribution Date, the Servicer shall instruct the Trustee to withdraw from the Reserve Account and deposit in the Collection Account, an amount equal to the sum of the interest and principal portions due, but not collected, with respect to Delinquent Mortgage Loans during the prior Collection Period, but shall be obligated to do so if and only if, in its good faith business judgment, the Servicer reasonably believes that such amount will ultimately be recovered from future collections on the related Mortgage Loan. Such amounts are "P&I Advances." Neither the Servicer, the Trustee nor the Back-up Servicer shall have any obligation to make any P&I Advances from its own funds.

                   2.7 Liquidations.

                  (a) The Servicer shall, not later than the second Business Day following the Liquidation of a Defaulted Mortgage Loan, deposit the related Liquidation Proceeds less the related Liquidation Expenses, to the extent thereof, in the Collection Account; provided, however, that the Servicer shall, concurrently with such deposit, furnish to the Trustee a certificate setting forth the basis for the Servicer's determination of the amount, if any, of such Net Liquidation Proceeds.

                  (b) To the extent that Net Liquidation Proceeds in respect of any Defaulted Mortgage Loan are to be taken into account in calculating the Current Principal Amount in respect of any Distribution Date, such Net Liquidation Proceeds shall be allocated first to accrued unpaid interest on the related Mortgage Loan and second to the unpaid principal balance thereof unless such allocation is inconsistent with the terms of the related Mortgage or Mortgage Note, in which event such Net Liquidation Proceeds shall be allocated in the order specified therein.

                  2.8 Realization upon Defaulted Mortgage Loans.

                  (a) In connection with Liquidations, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be consistent with the servicing standards set forth in Section 2.1. In addition, the Servicer shall comply with all applicable laws in connection with the foreclosure of any Mortgaged Property, and may



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commence and prosecute any proceedings in respect of such related Mortgage Loan in the name of and on behalf of the Trustee.

                  (b) The Trustee on behalf of the Noteholders shall not acquire any Mortgaged Property except in connection with a default or imminent default of a Mortgage Loan. In the event a Mortgaged Property is acquired by the Trustee on behalf of the Noteholders as a result of foreclosure proceedings, pursuant to a power of sale to the extent permitted by law, by means of a deed-in-lieu of foreclosure or otherwise (a "Foreclosure Property"), the Servicer on behalf of the Trustee shall use its best efforts to sell such Foreclosure Property as soon as possible or practicable to a Person other than the Company or the applicable Seller and shall manage, operate, conserve and protect the Foreclosure Property solely for the purpose of its prompt disposition. The Servicer shall use its best efforts to sell or cause the Seller to sell such Foreclosure Property prior to any sale of Comparable Property.

                  (c) Notwithstanding anything to the contrary contained herein, the Servicer shall not obtain on behalf of the Trustee a deed as a result or in lieu of foreclosure, and shall not otherwise acquire possession of or title to, or take any other action with respect to, any Mortgaged Property, if the Servicer is aware, after reasonable visual inspection, or is advised by the Trustee (which shall have no obligation to so advise) or any Noteholder that such Mortgaged Property or the related Resort is not in compliance with applicable environmental laws or that there are circumstances present at such Mortgaged Property or Resort relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation and if, as a result of any such action, the Trustee on behalf of the Noteholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property or Resort within the meaning of the Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, as amended from time to time, or any other similar state or local environmental statute unless otherwise agreed to by all Noteholders and indemnity or other security satisfactory to the Trustee has been furnished to the Trustee for the reimbursement of all expenses to which it may be put and to protect it against all liability to which it may become subject.

                  (d) Notwithstanding anything to the contrary contained herein, in the event that a default has occurred and is continuing with respect to any Mortgage Loan and the Servicer has determined in good faith that such Mortgage Loan will become subject to foreclosure proceedings in the event that a deed-in-lieu is not received from the Mortgagor, the Company may, at its option, prepay a Defaulted Mortgage Loan at a price equal to the greater of (i) fair market value of such Defaulted Mortgage Loan as determined in good faith by the Servicer and (ii) the applicable Seller's inventory cost for Vacation Intervals substantially similar to the Vacation Interval securing such Defaulted Mortgage Loan, provided that the delinquency with respect to such Mortgage Loan has continued for at least 120 consecutive days and the Company shall purchase such Mortgage Loans in the order in which they became Defaulted Mortgage Loans. The amount of any such Mortgage Loan prepayment shall be deposited into the



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Collection Account, and the Trustee, shall release or cause to be released to the Company or its designee the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company or its designee title to such Mortgage Loan. On any date of determination, the aggregate Outstanding Principal Balance of such prepaid Defaulted Mortgage Loans shall not exceed 15% of the Outstanding Pool Balance as of the Cut-off-Date.

                  2.9 Modifications. Notwithstanding anything to the contrary in this Servicing Agreement, none of the Servicer, the Trustee, the Back-up Servicer or the Company shall modify, waive or amend the terms of any Mortgage Loan unless a default on such Mortgage Loan has occurred or is imminent or unless such modification, amendment or waiver shall not (i) alter the interest rate on or the principal amount of such Mortgage Loan, (ii) alter the final maturity of, or any other terms of, such Mortgage Loan which would have a material adverse affect on Noteholders, (iii) materially impair the Mortgaged Property underlying such Mortgage Loan or (iv) reduce materially the likelihood that payments of interest and principal on such Mortgage Loan shall be made when due; provided, however, the Servicer may grant an extension of the final maturity of a Mortgage Loan if the Servicer, in its sole discretion, determines that (a) such Mortgage Loan is in default or default on such Mortgage Loan is likely to occur in the foreseeable future, and (b) that the value of the Mortgage Loan will be enhanced by such extension; provided, further, that the Servicer shall not (1) make more than one modification per calendar year with respect to a Mortgage Loan or (2) grant an extension for more than one calendar month with respect to a Mortgage Loan. Notwithstanding anything to the contrary in this Servicing Agreement, the Servicer shall upon the request of any Mortgagor, adjust the Due Date of payment on its Mortgage Loan to another date that is not more than 30 days earlier than and not more than 30 days later than the original Due Date; provided, however, any such modification shall be in accordance with Section 2.1 hereof.

                  2.10 Assumptions. In connection with any transfer of ownership of a Mortgaged Property by a Mortgagor to another Person, the Servicer may consent to the assumption by such Person of the Mortgage Loan related to such Mortgaged Property, provided, after such assumption, the related Mortgage Loan will be in compliance with the related Seller's underwriting guidelines. In connection with any such assumption, the rate of interest borne by, the maturity date of, the principal amount of, the timing of payments of principal and interest in respect of, and all other material terms of, the related Mortgage Loan shall not be changed.

                  2.11 Records. The Servicer shall maintain all data (including, without limitation, computerized tapes or disks) relating directly to or maintained in connection with the servicing of the Mortgage Loans (which data and records shall be clearly marked to reflect that the Mortgage Loans have been Granted to and constitute property of the Trustee on behalf of the Noteholders) at the address of the Servicer set forth in Section 6.4 hereof or, upon 15 days' notice to the Trustee, at such other place where any Servicing Officer of the Servicer is located, and shall give the Trustee or its authorized agents access to all such information at all reasonable times, upon reasonable notice.



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                  2.12 Indemnification; Third Party Claim. The Servicer agrees to indemnify and hold the Trustee, the Back-up Servicer and the Noteholders harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable attorneys' fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Back-up Servicer or the Noteholders may sustain because of the failure of the Servicer to service the Mortgage Loans or otherwise perform its obligation and duties hereunder in compliance with the terms of this Servicing Agreement, or because of any act or omission by the Servicer in connection with its maintenance and custody of any funds, documents and records under this Servicing Agreement, or its release thereof except as contemplated by this Servicing Agreement. Except with respect to property tax liens, the Servicer shall immediately notify the Trustee and the Back-up Servicer if a claim is made by a third party with respect to the Mortgage Loans, and assume, with the consent of the Trustee and the Back-up Servicer, the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it, the Trustee or the Back-up Servicer.

                  2.13 Fidelity Bond and Errors and Omissions Insurance; Hazard Insurance. The Servicer shall maintain or cause to be maintained errors and omissions insurance with respect to the Servicer, its employees and agents and a fidelity bond in such form and amount as is customary for institutions acting as custodian of funds in respect of mortgage loans or receivables on behalf of institutional investors. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer and the Trustee on behalf of the Noteholders against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of prudent institutional mortgage loan servicers. No provision of this Section 2.13 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Servicing Agreement. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond and errors and omissions policy coverage and, by the terms of such fidelity bond and errors and omissions policy, the coverage afforded thereunder extends to the Servicer and the Trustee on behalf of the Noteholders. The Servicer shall cause each and every sub-servicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements. The Trustee, on behalf of the noteholders, shall be named an additional insured and upon a request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certification evidencing coverage under such fidelity bond and insurance policy. Any such fidelity bond or insurance policy shall not be canceled or modified in a materially adverse manner without ten days' prior written notice to the Trustee and DCR.

                  The Servicer shall cause each homeowners' association at each Resort to maintain for the related Mortgaged Property on each Mortgage Loan liability and casualty insurance and business interruption insurance covering $100 million per occurrence, which related policy shall name the Trustee on behalf of the noteholder as an additional insured. In cases in which Mortgaged Property securing any Mortgage Loan is located in a federally designated flood area, the hazard insurance to be maintained for such Mortgage Loan shall include flood insurance.


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Insurance proceeds received with respect to the business interruption insurance shall be used as directed by the Servicer to minimize any damage to the Trust Estate.

                  2.14 Servicing Compensation and Trustee Expenses As compensation for the performance of its obligations under this Servicing Agreement, the Servicer shall be entitled to receive the Servicing Fee, from amounts on deposit in the Collection Account in accordance with Section 13.1 of the Indenture. Any fees due and owing to a Subservicer, shall be payable by the Servicer out of the Servicing Fee. The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder. In addition, on each Distribution Date, the Servicer shall reimburse the Trustee for any expenses described in Section 7.7(b) of the Indenture, provided, the Trustee has submitted to the Servicer a written request for such reimbursement at least five Business Days prior to the related Distribution Date.

                  2.15 No Offset. Prior to the termination of this Servicing Agreement, the obligations of the Servicer under this Servicing Agreement shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against the Trustee or the Noteholders, whether in respect of this Servicing Agreement, any Mortgage Loan or otherwise.

                                  ARTICLE III.
                       ACCOUNTINGS; STATEMENTS AND REPORTS

                  3.1 Monthly Servicer Report. On each Servicer Report Date, the Servicer will deliver the Servicer Report to the Trustee. The Trustee will deliver such Servicer Report to DCR, the Company and each Noteholder. The Servicer Report shall be completed with the information specified therein for the related Collection Period and shall contain such other information as may be reasonably requested by the Trustee in writing at least five Business Days prior to such Servicer Report Date. Each such Servicer Report shall be accompanied by an Officer's Certificate certifying the accuracy of the computations reflected in such Servicer Report. In the event that the Trustee shall have actual knowledge that a default, event of servicing termination or event which would, with the passage of time, constitute a default or event of servicing termination has occurred during the period covered by the related Servicer Report, the Trustee shall provide DCR and the Noteholders with an Officer's Certificate indicating any of the foregoing events known to the Trustee at such time.

                  3.2 Certification as to Compliance; Notice of Default. The Servicer shall deliver to DCR, the Trustee, the Back-up Servicer and the Noteholders, an Officers' Certificate (i) on or before the 45th day next succeeding each March 31, June 30, September 30 and December 31 of each year and
(ii) on or before April 15 of each year commencing in 1999:

                  (a) to the effect that a review of the activities of the Servicer during the preceding three-month period, or, in the case of the Officers' Certificate delivered on or before each April 15, during the preceding calendar year, and of its performance under this Servicing Agreement during such period has been made under the supervision of the officers executing such Officers' Certificate with a view to determining whether during such period the Servicer had performed and observed all of its obligations under this Servicing Agreement, and either (i)



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stating that based on such review no Servicer Event of Default under this
Servicing Agreement has occurred and is continuing, or (ii) if such a Servicer Event of Default has occurred and is continuing, specifying such Servicer Event of Default and the nature and status thereof; and

                  (b) describing in reasonable detail to their knowledge any occurrence in respect of any Mortgage Loan which would be of material significance to a Person owning such Mortgage Loan.

                  3.3 Annual Accountants' Reports. On or before the sixth month anniversary of the Closing Date and on each yearly anniversary thereafter unless more frequently required by DCR, the Servicer at its own expense shall cause a firm of independent public accountants to furnish a certificate or statement to the Trustee, DCR, the Back-up Servicer and the Noteholders, to the effect that
(a) such firm has read the Indenture and this Servicing Agreement, (b) has examined, in accordance with the uniform Single Attestation Program for Mortgage Bankers and with certain procedures specified in such certificate or opinion, the records and calculations set forth in the Servicer Reports delivered by the Servicer during the reporting period and certain specified documents and records relating to the servicing of the Mortgage Loans and the reporting requirements with respect thereto and (c) on the basis of such examination, certifies that:

                           (i) nothing came to their attention which caused them to believe that the information set forth in such Servicer Reports was not correct except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement; and

                           (ii) the servicing and reporting requirements have been conducted in compliance with the Indenture and this Servicing Agreement.

                  For purposes of this Section 3.3, the term "firm of independent public accountants" shall refer to any of (A) Arthur Andersen & Co.,
(B) Deloitte & Touche, (C) PRICEWATERHOUSECOOPERS, (D) Ernst & Young and (E) KPMG Peat Marwick; provided, that such firm is independent with respect to the Servicer within the meaning of the 1933 Act.

                  3.4 Financial and Business Information. The Servicer shall deliver to the Company, the Trustee, DCR, the Back-up Servicer or any Noteholder (and, upon the request of any Noteholder, to any prospective transferee of any Notes):

                  (a) Quarterly Statements -- within 45 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the
Servicer:

                           (i) a consolidated balance sheet of the Servicer and its consolidated subsidiaries as at the end of such quarter and as at the end of the corresponding quarter in the most recently completed fiscal year, and

                           (ii) consolidated statements of income, retained earnings and cash flow of the Servicer and its consolidated subsidiaries for that quarter and for the portion of the fiscal year ending with such quarter, and for the corresponding periods in the prior fiscal year, accompanied by a certificate signed by a principal financial officer of the Servicer stating that such financial statements present fairly the financial condition of the Servicer and its consolidated subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied;

                  (b) Annual Statements -- within 120 days after the end of each fiscal year of the Servicer:

                           (i) a consolidated balance sheet of the Servicer and its consolidated subsidiaries, at the end of that year, and

                           (ii) consolidated statements of income, retained earnings and cash flow of the Servicer and its consolidated subsidiaries for that year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion of a firm of independent certified public accountants of recognized national standing stating that such financial statements present fairly the financial condition of the Servicer and its consolidated subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur and footnote), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (c) Accountants' Certificates -- with each set of annual financial statements delivered pursuant to Section 3.4(b), a certificate of the accountants who certify such financial statements, stating that they have reviewed this Servicing Agreement insofar as it relates to accounting matters, and whether, in making their audit, they have become aware of any Servicer Event of Default, and, if a Servicer Event of Default exists, describing its nature;

                  (d) SEC and Other Reports -- promptly upon their becoming available, one copy of each report (including the Servicer's annual report to shareholders and reports on Form 8-K, 10-K, and 10-Q), proxy statement, registration statement, prospectus and notice filed with or delivered to any securities exchange, the Securities and Exchange Commission or any successor agencies;

                  (e) Report on Proceedings and Servicer Event of Default -- (i) promptly upon the Servicer's becoming aware of any proposed or pending investigation of it by any governmental authority or agency, or any court or administrative proceeding which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or conditions (financial or otherwise) of the Servicer and subsidiaries, as a whole, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits, or

                           (ii) immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Event of Default, a written notice describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto; and

                  (f) Requested Information -- with reasonable promptness, any other data and information which may be reasonably requested from time to time by the Trustee, any Noteholder or DCR, including without limitation any information required to be made available at any time to any prospective transferee of any Notes in order to satisfy the requirements of Rule 144A under the 1933 Act.

                                   ARTICLE IV.
                        THE SERVICER AND BACK-UP SERVICER

                  4.1 Representations, Warranties and Certain Covenants of the Servicer. The Servicer represents and warrants as of the Closing Date and covenants to the Trustee for the benefit of the Noteholders as follows:

                  (a) Due Incorporation; Valid Existence and Good Standing. The Servicer is, and at all times during the term of this Servicing Agreement will be, a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation; and is, and at all times during the term of this Servicing Agreement will be, duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under this Servicing Agreement makes such qualification necessary except where the failure to be so qualified will not have a material adverse effect on the business of the Servicer or its ability to perform its obligations under this Servicing Agreement or any other documents or transactions contemplated hereunder or the validity or enforceability of the Mortgage Loans.

                  (b) Possession of Licenses, Certificates, Franchises and Permits. The Servicer at all times during the origination or acquisition of the Mortgage Loans held, currently holds, and at all times during the term of this Servicing Agreement will hold, all material licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect (i) its business, finances or prospects or (ii) its ability to perform its obligations under this Servicing Agreement or any other documents or transactions contemplated hereunder or the validity or enforceability of the Mortgage Loans.

                  (c) Corporate Authority and Power. The Servicer has, and at all times during the term of this Servicing Agreement will have, all requisite corporate power and authority to service the Mortgage Loans, own its properties, to conduct its business, to execute and deliver this Servicing Agreement and all documents and transactions contemplated under this Servicing Agreement and to perform all of its obligations under this Servicing Agreement and any other documents or transactions contemplated hereunder.

                  (d) Authorization, Execution and Delivery; Valid and Binding. This Servicing Agreement and all other documents and instruments required or contemplated hereby to be executed and delivered by the Servicer have been duly authorized, executed and delivered by the Servicer and, assuming the due execution and delivery by the other party or parties hereto and thereto, constitute legal, valid and binding agreements enforceable against the Servicer in accordance with their respective terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy, insolvency or reorganization of the Servicer and to general principles of equity.

                  (e) No Violation of Law, Rule, Regulation, etc. The execution, delivery and performance by the Servicer of this Servicing Agreement and any other documents and transactions in connection herewith to which the Servicer is party do not and will not (i) violate any of the provisions of the articles of incorporation or by-laws of the Servicer, (ii) violate any provision of any law, governmental rule or regulation currently in effect applicable to the Servicer or its properties or by which the Servicer or its properties may be bound or affected, (iii) violate any judgment, decree, writ, injunction, award, determination or order currently in effect applicable to the Servicer or its properties or by which the Servicer or its properties are bound or affected,
(iv) conflict with, or result in a breach of, or constitute a default under, any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Servicer is a party or by which it is bound or
(v) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

                  (f) Governmental Consent. No consent, approval, order or authorization by, and no filing with or notice to, any court or other governmental authority in respect of the Servicer is required in connection with the authorization, execution, delivery or performance by the Servicer of this Servicing Agreement or any of the other documents or transactions contemplated hereunder.

                  (g) Defaults. The Servicer is not in default under any agreement, contract, instrument or indenture to which the Servicer is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder; and no event has occurred which with notice or lapse of time or both would constitute such a material default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

                  (h) No Adverse Change. As of the Closing Date, there has been no change in the business, operations, financial condition, properties or assets of the Servicer since December 31, 1997 which would have a material adverse effect on the Servicer's ability to perform its obligations under this Servicing Agreement or any other documents or transactions contemplated hereunder.

                  (i) Pending Litigation or Other Proceedings. There is no pending or, to the best of the Servicer's knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Servicer or (ii) the ability of the Servicer to perform its obligations under, or the validity or enforceability of, this Servicing Agreement or any other documents or transactions contemplated hereunder, (iii) any Mortgaged Property or title of any Mortgagor to any Mortgaged Property or (iv) the Trustee's ability to foreclose or otherwise enforce the liens of the Mortgage Loans.

                  (j) Impairment of Insurance Coverage. The Servicer has not taken (or omitted to take), and has no notice that the related Mortgagor has taken (or omitted to take), any action that would impair or invalidate the coverage provided by any hazard, title or other insurance policy relating to such Mortgage Loan or the related Mortgaged Property.

                  (k) Financial Information. The Servicer has previously delivered to the initial Noteholders the audited balance sheets and statements of income for its fiscal year ended December 31, 1997. All such financial information is correct and complete and presents fairly in all material respects the financial condition of the Servicer and the results of its operations as of the dates and for the periods referred to therein.

                  (l) Resale Units. Subject to Section 2.8, the Servicer agrees, to the extent that it may reasonably do so and subject to local laws and regulations, to sell or cause to be sold any Mortgaged Property obtained by it for any reason whatsoever, including, without limitation, from a foreclosure, judicial sale or deed-in-lieu of foreclosure ("Resale Units"), in a manner consistent with its sale practices with respect to timeshare estates owned for its own account and consistent with industry standards.

                  (m) Custodial Arrangements. The Servicer shall hold any Mortgage Files in the same manner as it holds similar documents for its own account, or as servicer for others and in accordance with customary and usual procedures employed by institutions servicing mortgage loans secured by vacation ownership intervals, which institutions are considered prudent by the Servicer.

                  (n) Collection and Servicing Practices. The collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal, proper and prudent, and consistent with those customarily employed by institutions servicing mortgage loans secured by vacation ownership intervals, which institutions are considered prudent by the Servicer.

                  (o) Year 2000. The Servicer is currently modifying its computer systems and applications with the intention of being Year 2000 compliant by August 31, 1999.

                  (p) Servicer Not to Become Mortgagor. Neither the Servicer nor an Affiliate thereof shall become a Mortgagor.

                  4.2 Corporate Existence; Status as Servicer; Merger.

                  (a) Except as otherwise permitted by Section 4.2(b), the Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation and shall obtain and preserve its qualification to do business as a foreign corporation, in each case to the extent necessary to protect the validity and enforceability of the Mortgage Loans and this Servicing Agreement.

                  (b) The Servicer shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets as an entirety to any Person unless the Person formed by such consolidation or into which the Servicer has been merged or the Person which acquires all or substantially all the assets of the Servicer as an entirety is a corporation organized under the laws of a state in the United States, can lawfully perform the obligations of the Servicer hereunder and executes and delivers to the Trustee (i) an agreement, in form and substance reasonably satisfactory to the Trustee and the Noteholders, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Servicing Agreement and (ii) an Opinion of Counsel as to the enforceability of such agreement, provided, however, that DCR confirms in writing, at the expense of the Servicer and prior to any such action, that such action will not cause a downgrade or withdrawal of the then-current rating of the Notes. Upon such merger or consolidation, the Servicer shall deliver to the successor servicer all documents, statements, records, all funds and accounts held by it under this Servicing Agreement and shall execute and deliver such instruments and do such other things as may be reasonably required for fully transferring its rights, powers, duties and obligations.

                  4.3 Performance of Obligations. The Servicer shall not take any action or, to the extent within the Servicer's control, permit any action to be taken by others, which would excuse any Person from any of its covenants or obligations under any Mortgage Note or Mortgage, or under any other instrument relating thereto, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any Mortgage Note or Mortgage or any such instrument, without the written consent of the Trustee and the Noteholders, except as expressly provided herein and therein.

                  4.4 The Servicer's Resignation.

                  (a) Subject to Section 4.2(b), the Servicer shall not resign from the duties and obligations hereby imposed on it under this Servicing Agreement unless and until a new servicer, reasonably acceptable to the Trustee, the Majority Holders, DCR and the Company, enters into an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such successor Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Servicing Agreement and the Trustee has also received an Opinion of Counsel as to the enforceability of such agreement, provided, however, that DCR confirms in writing, at the expense of the Servicer and prior to any such transfer, that such transfer of servicing will not cause a downgrade or withdrawal of the then-current rating of the Notes. No such resignation by the Servicer shall affect the obligation of the Company to cause the repurchase of any Mortgage Loan pursuant to Section 12.6 of the Indenture. Upon the resignation or termination of the Servicer, the Servicer shall deliver to the successor servicer all documents, statements, records, all funds and accounts held by it under this Servicing Agreement and shall execute and deliver such instruments and do such other things as may be reasonably required for fully transferring its rights, powers, duties and obligations. No successor servicer shall be responsible for, or shall have any liability with respect to, the acts or omissions of the Servicer or any prior servicer occurring prior to the time that the successor servicer becomes the successor servicer hereunder.

                  (b) Except as provided in subsection (a) above or Section 5.1, the duties and obligations of the Servicer under this Servicing Agreement shall continue until this Servicing Agreement shall have been terminated as provided herein and shall survive the exercise by the Trustee of any right or remedy under this Servicing Agreement or the enforcement by the Trustee or any Noteholder of any provision of the Notes or this Servicing Agreement.

                  4.5 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Servicing Agreement.

                  4.6 Representations and Warranties of the Back-up Servicer. The Back-up Servicer hereby makes the following representations and warranties on which the Company, the Servicer, the Sellers and Noteholders shall be entitled to rely:

                  (a) The Back-up Servicer is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America.

                  (b) The Back-up Servicer has full power, authority and legal right to execute, deliver, and perform this Servicing Agreement, and has taken all necessary action to authorize the execution, delivery, and performance by it of this Servicing Agreement.

                  (c) The execution, delivery and performance by the Back-up Servicer of this Servicing Agreement (a) does not violate any provision of any law or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Back-up Servicer or any of its assets, (b) does not violate any provision of the corporate charter or by-laws of the Back-up Servicer, and (c) does not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on, any of its properties pursuant to the provisions of any mortgage, indenture, contract, agreement, or other undertaking to which the Back-up Servicer is a party, which violation or default could reasonably be expected to materially and adversely affect the Back-up Servicer's performance or ability to perform its duties under this Servicing Agreement or the transactions contemplated in this Servicing Agreement.

                  (d) The execution, delivery and performance by the Back-up Servicer of this Servicing Agreement does not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Back-up Servicer.

                  (e) This Servicing Agreement has been duly executed and delivered by the Back-up Servicer and constitutes the legal, valid, and binding agreement of the Back-up Servicer, enforceable in accordance with its terms.

                  (f) There is no pending or, to the best of the Back-up Servicer's knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Back-up Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Back-up Servicer or (ii) the ability of the Back-up Servicer to perform its obligations under, or the validity or enforceability of, this Servicing Agreement or any other documents or transactions contemplated hereunder, (iii) any Mortgaged Property or title of any Mortgagor to any Mortgaged Property or (iv) the Trustee's ability to foreclose or otherwise enforce the liens of the Mortgage Loans.

                  4.7 Performance of Back-up Servicer's Duties. In the event that the Back-up Servicer shall become the Servicer hereunder, the Back-up Servicer shall service and administer the Mortgage Loans and perform all of its duties hereunder in accordance with customary and usual procedures employed by institutions servicing mortgage loans secured by vacation ownership intervals, which institutions are considered prudent by the Back-up Servicer, and in accordance with the Back-up Servicer's own customary practices, or if a higher standard, the highest degree of skill and attention that the Back-up Servicer exercises with respect to comparable mortgage loans secured by vacation ownership intervals that the Back-up Servicer services for itself.

                                   ARTICLE V.
                                     DEFAULT

                  5.1 Servicer Events of Default. If any one of the following events ("Servicer Events of Default") shall occur and be continuing:

                           (i) Any failure by the Servicer to deposit in or credit to the Collection Account or the Lock-Box Accounts any amount required under this Servicing Agreement to be so deposited or credited by the Servicer and such failure continues unremedied for a period of three Business Days;

                           (ii) Any failure by the Servicer to deliver to the Trustee a Servicer Report in accordance with Section 3.1 by 4:00 p.m., New York City time, on the Servicer Report Date;

                           (iii) Any failure by the Servicer to comply with any provision of Section 4.2;

                           (iv) Any failure by the Servicer to deliver to the Trustee an accountant's report in accordance with Section 3.3 or 3.4, which non-delivery shall continue unremedied for ten Business Days;

                           (v) A Trigger Event shall have occurred which has not been cured by a Trigger Event Cure within 120 days after such Trigger Event has occurred;

                           (vi) Any failure by the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Servicing Agreement, which failure shall have continued for a period of fifteen days after the earlier of (A) written notice thereof shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by a Noteholder or (B) discovery of such failure by the Servicer;

                           (vii) Any representation, warranty or statement of the Servicer made in this Servicing Agreement shall prove to be incorrect in any material respect as of the time when the same shall have been made and such incorrectness shall have a material adverse effect on the collectibility of the Mortgage Loans or the ability of the Servicer to perform its obligations hereunder, and, within thirty days after the earlier of (A) written notice thereof shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by a Noteholder or (B) discovery of such inaccuracy by the Servicer, the circumstance or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured in all material respects;

                           (viii) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency, rehabilitation or similar law; the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer in respect of any substantial part of their property, or the entering of an order for the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of sixty consecutive days, or the commencement of an involuntary case under the federal bankruptcy laws with respect to the Servicer which within sixty days of the date of commencement shall not be stayed or dismissed;

                           (ix) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency, rehabilitation or similar law, or the consent by the Servicer to the appointment of or the taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property, or the making by the Servicer of an assignment for the benefit of creditors, or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing;

then, and in each and every case, so long as such Servicer Event of Default shall not have been remedied, the Trustee may, and at the direction of the Holders of 66 2/3% of the aggregate Outstanding Note Balance of the Notes the Trustee shall, by written notice to the Servicer terminate all of the rights and obligations of the Servicer under this Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Servicing Agreement, whether with respect to the Notes or the Mortgage Loans or otherwise, shall pass to and be vested in LaSalle National Bank as Back-up Servicer pursuant to and under this Section 5.1; and, without limitation, LaSalle National Bank, in its capacity as Back-up Servicer, is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate, to effect the purposes of such notice of termination. The Servicer shall cooperate with LaSalle National Bank, in its capacity as Back-up Servicer, in effecting the termination of the responsibilities and rights of the Servicer under this Servicing Agreement, including the transfer to LaSalle National Bank, in its capacity as Back-up Servicer for administration by it of all cash amounts which at the time are or would be required to be deposited by the Servicer in the Lock-Box Accounts and the subsequent transfer of any other such amounts thereafter received with respect to a Mortgage Loan within one Business Day of receipt thereof by the Servicer. In addition, upon the Servicer's receipt of notice of termination pursuant to this Section 5.1, the Servicer shall, promptly upon the demand, and in any event no later than five Business Days after such demand, of LaSalle National Bank, in its capacity as Back-up Servicer, deliver to LaSalle National Bank, in its capacity as Back-up Servicer, all data (including, without limitation, computerized records and software) necessary for the servicing of the Mortgage Loans. In addition to delivering such monies and data, the Servicer shall use its best efforts to effect the orderly and efficient transfer of the servicing of the Mortgage Loans to LaSalle National Bank, in its capacity as Back-up Servicer, including, without limitation, directing Mortgagors to remit all payments in respect of the Mortgage Loans to an account or address designated by LaSalle National Bank, in its capacity as Back-up Servicer, or such new servicer, as the case may be.

                  5.2 Trustee to Act as Back-up Servicer; Appointment of Successor; Limitations on Liability.

                  (a) Upon the Servicer's receipt of notice of termination pursuant to Section 5.1 or the Servicer's resignation pursuant to Section 4.4, the Back-up Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Servicing Agreement (including the right to withdraw funds from the Lock-Box Accounts), and shall be subject to all the responsibilities, duties and liabilities of the Servicer pursuant to this Servicing Agreement; provided, however, that LaSalle National Bank, in its capacity as Back-up Servicer, shall not be responsible for, and shall have no liability with respect to, the acts or omissions of the Servicer or any prior servicer occurring prior to the time that LaSalle National Bank becomes the Servicer hereunder; and, provided further, that before becoming subject to all the responsibilities, duties and liabilities of the Servicer hereunder, the Trustee may require that satisfactory indemnity or other security be furnished to protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct. As compensation therefor, the Back-up Servicer shall be entitled to such compensation, payable out of the Collection Account, as the Servicer would have been entitled to under this Servicing Agreement if no such notice of termination had been given.

                  (b) Notwithstanding subsection (a) above, LaSalle National Bank may, if for any reason LaSalle National Bank shall be unwilling to act as Back-up Servicer, or shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution reasonably acceptable to the Majority Holders, whose regular business shall include the servicing of mortgage loans secured by timeshare estates and the appointment of which will not cause a downgrade in the ratings assigned by DCR to the Notes, as the successor to the Servicer under this Servicing Agreement. LaSalle National Bank shall act as Back-up Servicer until a successor is appointed in accordance herewith. In connection with such appointment, the Trustee may make such arrangements for the compensation of such successor, out of payments on the Mortgage Loans, as it and such successor shall agree; provided, however, that the Servicing Fee Percent shall not be in excess of 1% per annum unless approved in writing by the Holders of 66 2/3 percent of the aggregate Outstanding Note Balance of the Notes, and DCR. Pending appointment of a successor to the Servicer hereunder, LaSalle National Bank shall act in such capacity, subject to the protections afforded LaSalle National Bank in subsections (a) and (c) of this Section 5.2. The Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession.

                  (c) Notwithstanding any other provision of this Servicing Agreement, in the event that LaSalle National Bank acts as the servicer in accordance with this Section 5.2, it shall be entitled to terminate any existing Subservicing Agreements and perform the duties required of the Servicer by entering into one or more Subservicing Agreements with a Subservicer selected by it with reasonable care. The Trustee shall pay any subservicing fees to any such Subservicer engaged by it with the Servicing Fee.

                  5.3 Notification to Noteholders and DCR. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article 5, the Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register and to DCR.

                  5.4 No Effect on Other Parties. Upon any termination of the rights and powers of the Servicer from time to time pursuant to Section 5.1 or upon any appointment of a successor to the Servicer, all the rights, powers, duties and obligations of the Trustee, in its capacity as the Trustee hereunder, shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided in this Servicing Agreement.

                  5.5 Rights Cumulative. All rights and remedies from time to time conferred upon or reserved to the Trustee or the Noteholders are cumulative, and none is intended to be exclusive of another or any right or remedy which any such Persons may have at law or in equity. No delay or omission in insisting upon the strict observance or performance of any provision of this Servicing Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

                  5.6 Directions by Noteholders and Duties of Trustee During Servicer Event of Default. The Holders of 66 2/3 percent of the aggregate Outstanding Note Balance of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under this Servicing Agreement.

                                   ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

                  6.1 Effectiveness and Termination of Agreement.

                  (a) The provisions of this Servicing Agreement shall become effective on the Closing Date upon the issuance of the Notes in accordance with the provisions of the Note Purchase Agreement.

                  (b) Absent a termination pursuant to Section 5.1, the respective duties and obligations of the Servicer (except as hereinafter provided), the Company and the Trustee created by this Servicing Agreement shall terminate upon the final payment to the Noteholders of all amounts due on the Notes and the discharge of the lien under the Indenture. Upon the termination of this Servicing Agreement pursuant to this Section 6.1(b), the Servicer shall pay (if to any Noteholder, by wire transfer in immediately available funds) any moneys with respect to the Mortgage Loans held by the Servicer and to which the Servicer is not entitled to the Company or any other Person entitled thereto.

                  (c) This Servicing Agreement shall not be automatically terminated as a result of a Servicer Event of Default under the Indenture or any action taken by the Trustee thereafter with respect thereto, and any liquidation or preservation of the Trust Estate by the Trustee thereafter shall be subject to the rights of the Servicer to service the Mortgage Loans and to collect servicing compensation as provided hereunder.

                  6.2 Amendments.

                  (a) This Servicing Agreement may be amended from time to time by the Company, the Trustee, the Back-up Servicer and the Servicer, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, or to make any other provisions with respect to matters or questions arising under this Servicing Agreement which are not inconsistent with the provisions of this Servicing Agreement, provided that such action shall not adversely affect in any material respect the interests of any Noteholders, the Back-up Servicer or the Trustee, and the Trustee shall have been provided with an Opinion of Counsel to such effect and DCR shall have confirmed in writing that such action shall not result in a reduction or withdrawal of the then current rating on the Class A-1, Class A-2 and Class A-3 Notes. The Trustee shall enter into any such amendment if it has received such Opinion of Counsel and confirmation of DCR.

                  (b) This Servicing Agreement may also be amended from time to time by the Company, the Trustee, the Servicer and the Back-up Servicer, with the consent of the Noteholders holding more than 50% of the Outstanding Note Balance of each class of Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Servicing Agreement or of modifying in any manner the rights of the Noteholders, provided, however, that no such amendment shall, without the consent of Noteholders holding 100% of the Outstanding Note Balance of each class of Notes affected thereby, (i) reduce in any manner the amount of, or delay the timing of, payments received on the related Mortgage Loans which are required to be deposited in the Collection Account; (ii) alter the priorities with which any allocation of funds shall be made under this Servicing Agreement; (iii) permit the creation of any lien on the Trust Estate (other than the lien of the Indenture) or any portion thereof or deprive any such Noteholder of the benefit of this Servicing Agreement with respect to the Trust Estate or any portion thereof; or (iv) modify this Section 6.2 or Section 2.14, 4.2, 4.3 or 4.5 and provided further that such amendment shall not result in a reduction or withdrawal of the then current rating of the Notes as confirmed in writing by DCR.

                  (c) Promptly after the execution of any amendment, the Servicer shall send to the Trustee, the Noteholders, the Back-up Servicer and DCR a conformed copy of each such amendment, but the failure to do so shall not impair or affect its validity.

                  (d) It shall be necessary, in any consent of Noteholders under this Section 6.2, to approve the particular form of any proposed amendment. The manner of obtaining such consent and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (e) Any amendment or modification effected contrary to the provisions of this Section 6.2 shall be void.

                   6.3. Governing Law. This Servicing Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                   6.4. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by first class United States mail, postage prepaid, and addressed, in each case as follows:

                  The Company:
                  Sunterra Finance L.L.C.
                  1875 S. Grant Street, Suite 650-A
                  San Mateo, California  94402
                  Attention:  Michael Depatie
                  With a copy to:
                  Drew Hutton

                  The Servicer:
                  Signature Resorts, Inc.
                  1875 S. Grant Street, Suite 650
                  San Mateo, California  94402
                  Attention:  Michael Depatie, CFO
                  With a copy to:
                  Drew Hutton, Corporate Counsel

                  The Sellers (except All Seasons Resorts, Inc., an Arizona corporation and All Seasons Resorts, Inc., a Texas corporation):
                  1875 S. Grant Street, Suite 650
                  San Mateo, California  94402
                  Attention:  Michael Depatie, CFO
                  With a copy to:
                  Drew Hutton, Corporate Counsel

                  All Seasons Resorts, Inc., an Arizona corporation All Seasons Resorts, Inc., a Texas corporation
                  561 Highway 179
                  Sedona, Arizona 86336

                  The Trustee and Back-up Servicer:
                  LaSalle National Bank
                  135 South LaSalle Street, Suite 1625
                  Chicago, Illinois  60674-4107
                  Attention:  Asset-Backed Securities
                  Trust Services, Signature Resorts, Inc.
                  1998-A

                  DCR:
                  Duff & Phelps Credit Rating Co.
                  55 East Monroe Street, Suite 3800
                  Chicago, Illinois  60603
                  Attention:  Asset-Backed Monitoring Group


and if to any Noteholder, at its address for notices specified in the Register for the Notes. Any of the Persons whose address is set forth above may change the address for notices hereunder by giving notice of such change to the other Persons. Any change of address shown on the Note Register shall, after the date of such change, be effective to change the address for such Noteholder hereunder. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

                  6.5 Severability of Provisions. If one or more of the provisions of this Servicing Agreement shall be for any reason whatever held invalid, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Servicing Agreement and shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto, or the rights of the Trustee or any Noteholders. To the extent permitted by law, the parties hereto hereby waive any provision of law which renders any provision of this Servicing Agreement prohibited or unenforceable in any respect.

                  6.6 Inspection and Audit Rights. The Servicer and the Back-up Servicer, on reasonable prior notice, shall permit any representative of the Trustee, the Company, a Seller or any Holder of at least 10% of the Outstanding Notes of any class, during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer or the Back-up Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Trustee or the Company, as the case may be, and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer and Back-up Servicer hereby authorizes said accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Trustee, the Back-up Servicer, or the Company of any right under this Section 6.6 shall be borne by the Company, provided that if an audit is made during the continuance of a Servicer Event of Default, the expense incident to such audit shall be borne by the Servicer.

                  6.7 Binding Effect. All provisions of this Servicing Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Noteholders.

                  6.8 Article Headings. The article headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  6.9 Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding Business Day.

                  6.10 Counterparts. This Servicing Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the Company, the Servicer and the Trustee have caused this Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.



                             SUNTERRA FINANCE L.L.C.

                             By: Sunterra Mortgage, Inc., its Managing Member



                             By /s/  DEWEY W. CHAMBERS
                                ------------------------------------------------
                                 Name:  Dewey W. Chambers
                                 Title:    Vice President



                             SERVICER:

                             SIGNATURE RESORTS, INC. as Servicer

                             By /s/  DEWEY W. CHAMBERS
                                ------------------------------------------------
                             Name:  Dewey W. Chambers
                             Title:    Vice President


                             LASALLE NATIONAL BANK, as Trustee and Back-up Servicer

                             By /s/
                                ------------------------------------------------
                             Name:
                             Title:

                                    EXHIBIT A
                         Form of Monthly Servicer Report



                                       A-1